STK

                                PROXY

Know All Men By These Presents: That the undersigned hereby constitutes and appoints Daniel B. Williams and Edrise L. Sievers attorney and agent with power of substitution for and in behalf of the undersigned, to vote as proxy at the Annual Meeting of Shareholders of the C/Growth Stock Fund series of C/Funds Group, Inc. to be held at Caldwell Trust Company at 201 Center Road, Suite 2, in Venice, Florida on Monday, April 13, 1998 at 8:30a.m. and at any adjournmentor adjournments thereof, according to the number of whole sharesthat the undersigned would be entitled to vote if then personallypresent, upon the matters and proposals set forth  in  the  Proxy Statement and Notice of said meeting.

This PROXY is solicited on behalf of the Board of Directors of C/Funds Group, Inc. Management recommends a vote FOR all proposals. Any proposal vote left blank on a signed form will be considered a vote FOR that proposal. The undersigned agrees that said proxy may vote all shares:

For Against  Abstain
o       o      o    (1) Election of William L. Donovan, R. G. "Kelly"
                        Caldwell, Jr., Bruce Chittock, Deborah C. Pecheux, and Emmett V. Weber as directors. [You may withhold authority to vote for any nominee by lining through the name of any nominee as listed here.]
o       o      o    (2) Appointment  of  the firm Gregory  Sharer  &
                        Stuart CPAs  as   the   independent   public
                        accountants.
o       o      o    (3) Renewal of investment advisory contract.
o       o      o    (4) Any  other items that may come  before  the
                        meeting.

                              _____________________________________

                              _____________________________________
                                    Signature of Owner(s)

                                   ______________________
                                            Date

Fund:
Account Number:
Number of Shares:
Account Owner:
Account Description:
Address:

 If your account requires two signatures, two authorized signatures must appear on this proxy.
   Please return this form to C/Funds Group, P. O. Box 622, Venice
                         Florida 34284-0622